George W. Hay



                      EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into as of July 15, 1999, although actually entered into on the date entered on the signature page, by and between BT Financial Corporation (the
"Company"), a Pennsylvania corporation, and Laurel Bank, a Pennsylvania bank and trust company,

                              and

George W. Hay, an individual currently residing in Rockwood, Pennsylvania (hereinafter called the "Executive").

                        WITNESSETH THAT:

     WHEREAS the Company entered into an agreement and plan of reorganization with First Philson Financial Corporation ("First Philson") providing, among other things, for the merger of First Philson into the Company, with the Company being the surviving company (the "Merger"); and

     WHEREAS, as a result of the Merger, First Philson Bank, National Association ("First Philson Bank"), became a wholly-owned subsidiary of the Company and thereupon merged into Laurel
Bank, the Company's wholly-owned banking subsidiary; and

     WHEREAS the Executive was the President and Chief Executive
Officer of First Philson and First Philson Bank, under an
Agreement dated May 16, 1995 (the "Employment Agreement"); and

     WHEREAS under the terms of the Employment Agreement, the Executive would be entitled to substantial economic benefits upon the Merger, even if he voluntarily terminates his employment with the Company or Laurel Bank as successor to the First Philson entities; and

     WHEREAS First Philson Bank and the Executive were parties to a Salary Continuation Agreement dated August 20, 1991 (the
"Salary Continuation Agreement") providing for the payment of certain benefits to the Executive upon his retirement; and

     WHEREAS the Company believes that the Executive will be a valuable addition to its corporate staff, and wishes to induce the Executive to remain in the employment of the Company after July 15, 1999 by amending the terms of his employment and retirement benefits under the Employment Agreement and Salary Continuation Agreement, respectively as herein provided.

     NOW, THEREFORE, the Company and the Executive, each intending to be legally bound hereby, mutually covenant and agree as follows:

     1. TERMINATION OF EMPLOYMENT AGREEMENT. The Employment Agreement and the Salary Continuation Agreement shall be terminated as of July 15, 1999 and neither party thereto nor their successors shall have any further liability thereunder. In consideration of the execution and delivery of this Agreement by the Company and Laurel Bank and the benefits conferred on the Executive's behalf, and intending to be legally bound, Executive on behalf of himself and his dependents, heirs, executors, administrators and assigns, past and present, and each of them (hereinafter collectively referred to as "Executive Releasors"), agrees that his receipt of the benefits of this Agreement is in full settlement of any and all claims which Executive and Executive Releasors have or may have had as a result of Executive's employment with and departure from employment with First Philson and First Philson Bank, and each of them, under the Employment Agreement, the Salary Continuation Agreement or otherwise, and hereby absolutely and irrevocably and unconditionally releases and forever discharges First Philson Corp., First Philson Bank, BT Financial Corporation and Laurel Bank, and each of them, and their respective successors and assigns, past or present, and each of them (hereinafter collectively referred to as the "Bank Released Parties"), from any and all rights, claims, demands, compensation, obligations and liabilities whatsoever under the Employment Agreement.

     2.   EMPLOYMENT AND TERM.

          (a)  Employment.  Effective as of July 15, 1999, the Company
               ----------
employs the Executive on the terms and conditions set forth in this Agreement, and the Executive hereby accepts such employment.
The Executive will be employed as the Vice Chairman of the Company and Community Banking Executive of Laurel Bank.

          (b)  Term.  The term of the Executive's employment under this
               ----
Agreement shall commence on July 15, 1999 and end on July 15, 2004, subject to earlier termination pursuant to Section 7. The term of this Agreement shall be extended automatically for one additional year as of July 15, 2004 and each anniversary date thereof unless, no later than sixty (60) days prior to any such renewal date, either the Board of Directors of the Company (the
"Board"), on behalf of the Company, or the Executive gives written notice to the other, in accordance with Section 16, that the term of this Agreement shall not be so extended.

     3. DUTIES. The Executive shall have all powers and duties consistent with the office of Vice Chairman of the Company and Community Banking Executive of Laurel Bank as set forth in the Bylaws and written policy statements of the Company and Laurel Bank, subject to the direction of their Boards. The Executive shall devote substantially his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder.

     4. EXECUTIVE COVENANTS. In order to induce the Company to enter into this Agreement, the Executive hereby agrees as follows:

          (a)  Confidentiality.  Except when acting for and on behalf of
               ---------------
the Company and its subsidiaries with the consent of or as directed by their Boards, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of employment or thereafter, any of the business secrets of the Company and its subsidiaries, the identity of their customers or any other confidential information regarding the Company and its subsidiaries which has not otherwise become public knowledge;
provided, however, that nothing in this Agreement shall preclude the Executive from disclosing information (i) to parties retained to perform services for the Company or its subsidiaries, or (ii) under any other circumstances to the extent such disclosure is, in the reasonable judgment of the Executive, appropriate or necessary to further the best interests of the Company or its subsidiaries, or (iii) as may be required by law.

                              2


          (b)  Records.  All papers, books and records of every kind and
               -------
description relating to the business and affairs of the Company and its subsidiaries, whether or not prepared by the Executive, other than personal notes prepared by or at the direction of the Executive, shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company at any time upon request by the Board.

     5.   COMPENSATION

          (a)  Stay on Bonus.  On the date hereof, BT Financial will pay
               -------------
Executive a bonus of $210,000 in cash. Executive will repay a portion of this bonus in accordance with the following schedule if he voluntarily terminates his employment with the Company before July 15, 2001 without Good Reason:


                If termination
                without Good Reason   Amount
                occurs before         Repayable
                --------------------  ---------

                December 31, 1999     $ 110,000

                December 31, 2000     $  75,000

                July 15, 2001         $  25,000

          For such purposes, a voluntary termination with Good Reason means any voluntary termination within sixty days after
(i) a reduction in the importance of Executive's job responsibilities or title without his consent, or (ii) Executive is required to change his workplace to a location beyond a fifty
(50) mile radius of Somerset, Pennsylvania without his consent, or (iii) a Change of Control. "Change of Control" means the date upon which any of the following events occurs:

               (A) The Company acquires actual knowledge that any Person (other than the Company or any employee benefit plan sponsored by the Company) has acquired beneficial ownership, directly or indirectly, of securities of the Company entitling such Person to 25% or more of the voting power of the Company;

               (B) At any time less than 51% of the members of the Company's Board of Directors shall be individuals who were either: (a) directors of the Company on July 15, 1999; or (b) individuals whose election, or nomination for election, was approved by a vote of a majority of the directors then still in office who were directors on July 15, 1999, or who were so approved;

               (C) The shareholders of the Company shall approve an agreement providing for the Company to be merged, consolidated or otherwise combined with, or for all or substantially all of its assets or stock to be acquired by another Person, as a consequence of which the former shareholders of the Company will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the voting power of such surviving or acquiring person or the parent thereof.

                             3


          (b)  Base Salary.  For services performed by the Executive for
               -----------
the Company under this Agreement during the term of employment as provided in Section 2(b) hereof, the Company shall pay the Executive a Base Salary at the rate of at least $200,000 per year, payable in substantially equal installments in accordance with the Company's regular payroll practices. Any compensation which may be paid to the Executive under any additional bonus, compensation or incentive plan of the Company, or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof), shall be in addition to the Base
Salary to which the Executive is entitled under this Agreement.

          (c)  Salary Increases.  The Base Salary of the Executive shall be
               ----------------
reviewed annually by the Executive Committee of the Board to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, and, if it is determined that an increase is merited, such increase shall be promptly put into effect, and the Base Salary of the Executive as so increased shall constitute the Base Salary of the Executive for purposes of this Agreement.

          (d)  Bonus.  The Executive shall be entitled to participate in
               -----
the Company's Key Employee Compensation Plan and will be entitled to such bonus in addition to his Base Salary only as may be approved by the Board of Directors (or Committee thereof) in its sole discretion or as may be provided for in the Key Employee
Compensation Plan.

     (e)  Stock Option Plan.  Executive will be entitled to participate in
          -----------------
the Company's Stock Option Plan. Before October 28, 1999, he will be granted non-qualified stock options to purchase 30,000 shares of the Company's Common Stock at an Exercise Price equal to the fair market value of the Company's Common Stock on the date of grant and otherwise on such terms as the Executive
Committee and the Company may approve consistent with the terms of the Stock Option Plan.

     6. OTHER BENEFITS. In addition to the Base Salary to be paid to the Executive pursuant to Section 5 and any bonus paid to the Executive pursuant to Section 5, the Executive shall also be entitled to the following additional benefits:

          (a)  Participation in Benefit Plans.  The Executive shall be
               ------------------------------
entitled to participate in the various retirement, welfare, fringe benefit and executive perquisite plans, programs and arrangements of the Company and Laurel Bank to the extent the Executive is eligible for participation under the terms of such plans, programs and arrangements.

          (b)  Expense Reimbursement.  The Company shall reimburse the
               ---------------------
Executive, upon proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement.

          (c)  Vacation and Holidays.  The Executive shall be entitled to
               ---------------------
at least four (4) weeks of vacation during each year of this Agreement, plus additional vacation time at the Executive's discretion with approval by the Chairman of the Board of Directors. The Executive will also be entitled to paid holidays given by the Company to its employees generally, without reduction in salary or other benefits.

     7.   TERMINATION.

          (a) The Board may discharge the Executive from his employment hereunder and the Executive may resign from his employment hereunder, in either case for any reason or for no reason whatsoever. Upon any termination of Executive's employment for any reason, whether by reason of discharge, resignation, retirement, death, disability or any other reason whatsoever, Executive shall be entitled to (i) a lump sum

                             4

severance payment of $1.2 million or, at his option, a monthly severance benefit payable over a period of up to ten (10) years or any shorter term selected by Executive having a discounted present value equal to $1.2 million utilizing a discount rate equal to the Applicable Treasury Rate, and (ii) such benefits applicable to former employees of the Company under the terms of any welfare, pension benefit, medical insurance and similar plans, programs and arrangements. The Applicable Treasury Rate shall be the most recent Treasury Rate for constant maturities of the number of years equal to the term selected by the Executive as published by the Federal Reserve Board in Statistical Release
H.15 as the "Yields on U.S. Government Securities ? Treasury constant maturities."

          (b)  Notice of Termination.  Any discharge of the Executive shall
               ---------------------
be communicated by a Notice of Termination to the Executive (in the case of discharge) or to the Board (in the case of resignation) given in accordance with Section 16 of this Agreement, specifying the termination date (which date shall in all events be within thirty (30) days after the giving of such notice).

     8.   SUPPLEMENTAL RETIREMENT BENEFIT.

          (a)  Benefit Amount.  In addition to the severance compensation
               --------------
under Section 7(a), upon the date of termination of employment for any reason, or if the Executive dies before termination of employment, the Company will pay the Executive or his designated beneficiary a monthly supplemental retirement benefit of $6,000 per month, payable in equal monthly installments for the lifetime of the Executive or fifteen (15) years, whichever is longer, unless the Executive or his designated beneficiary chooses one of the four alternative payment options described in
Section 8(b) (i) through (iv). The monthly amount is subject to increase depending on the date of termination as indicated in the following table:


                   IF EMPLOYMENT
                   -------------     MONTHLY AMOUNT
                 TERMINATES BEFORE   --------------
                 -----------------
                    OCTOBER 30,
                   ------------

                       1999             $ 6,000

                       2000             $ 6,500

                       2001             $ 7,000

provided that following any Change of Control (as defined in Section 5(a)) the monthly amount shall be $7,000.

          (b)  Payment Options.  In lieu of the payments under Section
               ---------------
8(a), the Executive or his designated beneficiary may choose one of the four alternative payment options described in clauses (i) through (iv) below.

               (i)  50% Joint and Survivor Annuity Option - The
Executive shall receive an actuarially adjusted benefit (which takes into account the amount his spouse will subsequently receive) for his lifetime. At his death, his spouse will receive one-half of that amount until her death.

               (ii) 75% Joint and Survivor Annuity Option - The
Executive shall receive an actuarially adjusted benefit (which takes into account the amount his spouse will subsequently receive) for his lifetime. At his death, his spouse will receive three-fourths of that amount until her death.

                             5


               (iii) 100% Joint and Survivor Annuity Option -
The Executive shall receive an actuarially adjusted benefit
(which takes into account the amount his spouse will subsequently receive) for his lifetime. At his death, his spouse shall receive the same amount until her death; or

               (iv) Lump Sum Option - The Executive, or if applicable the beneficiary, may elect to receive a lump sum cash payment of actuarial equivalent value to the benefit determined under Section 8(a) in lieu and in place of the form of benefit otherwise payable. If a lump sum is so elected, such lump sum shall be paid no later than sixty (60) days after benefits would otherwise be commenced under this Plan.

          (c)  Actuarial Adjustments.  All actuarial assumptions under this
               ---------------------
Agreement shall be determined using the Executive's or, if applicable, his designated beneficiary's life expectancy, or their joint life expectancies, under mortality tables adopted by the Company under its Defined Benefit Plan and using the interest rate assumptions published by the Pension Benefit Guaranty
Company and then in effect to determine the present value of immediate annuities in the event of termination of a single employer plan.

          (d)  Non-Qualified Plan Arrangement.  This Agreement is intended
               ------------------------------
to be an unfunded, non-qualified deferred compensation arrangement maintained for the purpose of providing benefits to one of a select group of management or highly compensated individuals pursuant to sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. This Agreement is not intended to comply with the requirements of section 401(a) of the Internal Revenue Code or to be subject to Parts 2, 3 or 4 of Title I of ERISA. This
Agreement shall be administered and construed so as to effectuate this intent.

     9. FUNDING. The Company's obligations under this Agreement shall be an unfunded and unsecured promise to make the payments specified herein, and the Company shall not be obligated under any circumstances to fund any of its obligations hereunder. The Company may, however, at its sole and exclusive option, elect to purchase or set aside assets to make provision for payment of such obligations in whole or in part. In all events, any such assets shall be subject to the claims of the general creditors of the Company. If the Company shall make such an election, the manner and the continuance or discontinuance thereof shall be the sole and exclusive decision of the Company.

     10. INVESTMENT. The Company shall have the discretion to invest, or not invest, all or any portion of any funds it may set aside to fund its obligations under this Agreement. However, nothing herein shall be construed as requiring such investment. If the Company invests all or any portion of such funds, it may invest and reinvest in such bonds, domestic or foreign, common or preferred stocks of any Company organized under the laws of any State in the United States or any foreign government, diversified investment companies and mutual funds, notes secured by mortgage or deed of trust on real estate, domestic or foreign, certificates or other evidence of right, tide, interest, debentures and any other class or classes of property, domestic or foreign, whether real or personal, or life insurance policies issued on the life of the Executive. If the Company desires to invest all or any portion of such funds in a life insurance policy or policies issued upon the life of the Executive, then he or she shall assist the Company by submitting to a physical examination and supplying any additional information necessary or helpful to the Company to obtain such insurance.

     11. OTHER BENEFITS AND AGREEMENTS. The benefits provided for the Executive herein are in addition to any other benefits the Executive may have under any other Agreement or program of the Company or its subsidiaries, and shall supplement and shall not supersede any other agreement between the Company or its subsidiaries and the Executive or any provision contained therein.

                             6

     12. BENEFICIARY DESIGNATION. The Executive shall have the right to designate the person or persons who shall have the right to receive any payments which may be required to be paid by the Company pursuant to this Agreement to any person other than the Executive. Such designation shall be in a form acceptable to the Company and shall be valid upon receipt by the Company. Attached hereto as Exhibit "A" is a form of beneficiary designation acceptable to the Company. Any beneficiary designation made under this Agreement shall be revocable at any time unless expressly made irrevocable. If at the time of the Executive's death there is no beneficiary designated for purposes of receiving any payments which may be due from the Company hereunder or if such designated beneficiary fails to survive the Executive, such payments shall be paid to the Executive's estate.

     13.  COMPETITION.

          (a) During the term of this Agreement and for a period of two years after the termination or expiration hereof, the Executive will not, within Somerset County, Pennsylvania, directly or indirectly:

               (i)  as an individual proprietor, partner,
stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly-held company), engage in the business of banking, making loans or providing trust services;

               (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company or any of its affiliates to terminate their employment with, or otherwise cease their relationship with, the Company; or

               (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers, or accounts, or prospective clients, customers or accounts, of the Company or any of its affiliates which were contacted, solicited or served by the Employee while employed by the Company or any of its affiliates.

          (b) If any restriction set forth in this Section 13 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (c) The restrictions contained in this Section 13 hereof are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 13 hereof will cause the Company and its affiliates substantial and irreparable harm and, therefore, in the event of any such breach, in addition to such other remedies that may be available, the Company or any of its affiliates shall have the right to seek specific performance and injunctive relief.

     14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Company and Laurel Bank. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this

                              7

Agreement shall be binding upon any successor of the Company in accordance with the operation of law and such successor shall be deemed the "Company" for purposes of this Agreement.

     15.  DISPUTE RESOLUTION.

          (a)  Arbitration.  Any controversy or claim arising out of or
               ------------
relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Pittsburgh in accordance with the internal laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Board, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration
Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 15(a). Except as otherwise provided in
Section 15(b), the cost of any arbitration proceeding hereunder shall be borne equally by the Company and the Executive. The award of the arbitrators shall be binding upon the parties.
Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (b)  Legal Expenses.  If it shall be necessary or desirable for
               --------------
the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and if the Executive substantially prevails in the enforcement of such rights, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of the Executive's rights including the enforcement of any arbitration award.

     16. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  if to the Board or the Company, to:

               BT Financial Corporation
               BT Financial Plaza
               551 Main Street
               Johnstown, PA  15901
               Attention:  Board of Directors
               c/o Corporate Secretary

          (b)  to the Executive, to:

               George W. Hay
               629 Harvest Drive
               Rockwood, PA  15557

     Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

                              8


     17. NO ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     18. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     19. JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the Commonwealth of Pennsylvania, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions of such laws.

     20. NO MITIGATION REQUIRED. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer or otherwise after the Date of Termination.

     21. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

     22. PRIOR UNDERSTANDINGS. This Agreement embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alternation or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

          [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                              9


     22.  JOINT AND SEVERAL LIABILITY.  The Company and Laurel
Bank shall be jointly and severally liable for their respective obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement on the  15th  day of   July     , 1999.
                                ------       -----------


Attest:                                 BT FINANCIAL CORPORATION

/s/ Laura L. Roth                       /s/ John H. Anderson
---------------------------------       -------------------------
Secretary                               John H. Anderson
                                        Chairman of the Board


Attest:                                 LAUREL BANK

/s/ Laura L. Roth                       /s/ Eric F. Rummel
---------------------------------       --------------------
Secretary                               Eric F. Rummel
                                        President


Witness:                                EXECUTIVE

/s/ Janet E. Gillen                     /s/ George W. Hay
---------------------------------       --------------------
                                        George W. Hay


                              10

                                                        EXHIBIT A

                    BT FINANCIAL CORPORATION
                   DESIGNATION OF BENEFICIARY


DEATH BENEFIT

     I, GEORGE W. HAY, hereby designate the following to receive any payments which may be required to be paid by BT Financial
Company under the Employment Agreement, dated July 15, 1999, as a result of my death.

PRIMARY BENEFICIARY:                   Judy E. Hay
                    ---------------------------------------------

CONTINGENT BENEFICIARY:
                       ------------------------------------------

This beneficiary designation supersedes and replaces all designations made by me at a prior time with respect to said benefits.

THIS IS A DESIGNATION OF BENEFICIARY FORM ONLY AND IS NOT
EVIDENCE OF MY RIGHT TO BENEFITS.

                                EXECUTIVE
                                /s/ George W. Hay
                                ---------------------------------
                                George W. Hay


Received and recorded this 15th day of July 1999.
                           ----        ----

                                /s/ Laura L. Roth
                                --------------------------------
                                Laura L. Roth,
                                Secretary and Assistant
                                Treasurer

                             11